Exhibit 23.1

Beckstead and Watts, LLP
Certified Public Accountants

                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

                          INDEPENDENT AUDITORS' CONSENT


To Whom It May Concern:

We have issued our report dated March 17, 2003, accompanying the financial statements of Alexander International, Ltd. on Form 10-SB/A for the years ended December 31, 2002 and 2001 and for the period of July 20, 1998 (inception date) through December 31, 2002. We hereby consent to the independent auditor's report in the Registration Statement of Alexander International, Ltd. We also hereby consent to the reference to our firm under "experts" in their prospectus.

Signed,

/s/ Beckstead and Watts, LLP

May 9, 2003